Exhibit 99.1

Aquestive Therapeutics, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results and Recent Business Highlights

•	Secured U.S. Food and Drug Administration (FDA) approval and launched the first proprietary commercial product in its epilepsy franchise, SYMPAZANTM (clobazam) Oral Film

•	Advancing two late stage CNS assets in proprietary pipeline, LibervantTM (diazepam) Buccal Film and ExservanTM (riluzole) Oral Film, toward NDA submissions in 2019

•	Reported full year 2018 revenues of $67.4 million driven by licensed products

•	Hosts investment community conference call at 8:00 a.m. ET on March 14

Warren, NJ, March 14, 2019 – Aquestive Therapeutics, Inc. (NASDAQ: AQST), a specialty pharmaceutical company focused on developing and commercializing differentiated products to solve therapeutic problems, today reported financial results for the fourth quarter and full year ended December 31, 2018 and provided an update on recent developments in its business.

“Aquestive made significant progress in 2018 by launching our first proprietary product and continuing our transformation into a commercial-stage, specialty pharmaceutical company,” said Keith J. Kendall, Chief Executive Officer of Aquestive. “As requested by the FDA in our meeting with them in late December, we have initiated the crossover study for Libervant. We are also moving forward with our plans to file Libervant and an additional NDA for Exservan in 2019. Along with this activity, we are advancing early stage assets in our pipeline and will continue to lever our expertise in drug development and commercialization to further grow our business.”

Proprietary Pipeline Overview and Business Update

Aquestive is working to create a portfolio of medicines that can offer patients and physicians, who have difficulty using currently available treatment options, alternatives with meaningful improvements utilizing the Company’s PharmFilm® technology. The Company’s late stage proprietary products are focused on CNS conditions.

•
Aquestive launched SYMPAZAN (clobazam) Oral Film in December 2018 for the treatment of seizures associated with Lennox-Gastaut syndrome (LGS) in patients 2 years and older. An experienced and trained team of account representatives, sales professionals, and medical science liaisons have completed more than 10,000 interactions with physicians and more than 70 speaker programs to educate payers, physicians and advocates on the product value proposition. Early launch indicators – including product shipments to and through wholesalers, the processing of prior authorizations, and the use of copay coupons – have all been positive and in line with our expectations at this stage of the launch. The Company is pleased to announce it has entered into two payer contracts and is advancing discussions with other payers to meet its goal of providing access to 70% of covered lives by year end 2019.

“Caregivers recognize the value SYMPAZAN offers LGS patients who have difficulty consuming tablets or liquid medications,” said Ken Marshall, Chief Commercial Officer. “We anticipate that, as clinicians gain experience with SYMPAZAN and see the positive difference it makes for these patients and their families, adoption will accelerate. Our priority over the next few months is to expand SYMPAZAN access and continue our effective marketing and peer education efforts in order to drive appropriate product use.”

•
Following its pre-New Drug Application (NDA) meeting with the U.S. Food and Drug Administration (FDA) in December, Aquestive initiated a crossover study for Libervant (diazepam) Buccal Film. Libervant has the potential to be the first oral therapy approved by the FDA for the management of seizure clusters. The Company plans to enroll 24 patients in the crossover study and expects to advance its plans to commence a rolling NDA submission for Libervant. Data from several clinical studies, including the pivotal Adult EMU study, was reported in 2018 and will continue to be shared at upcoming medical meetings.

•	The Company has begun the NDA submission process to the FDA for Exservan (riluzole) Oral Film. Exservan is intended to be used for the treatment of amyotrophic lateral sclerosis (ALS).

•
In addition to the CNS assets, the Company is developing two early-stage complex molecules. Aquestive held a meeting in January 2019 with Health Canada related to AQST-108, a sublingual film formulation of epinephrine for the treatment of anaphylaxis. Based on the discussion, Aquestive is finalizing the clinical trial application for a Proof of Concept study to evaluate a new product formulation that it plans to commence in the second quarter 2019.

Fourth Quarter 2018 Financials

Total revenues were $16.8 million in the fourth quarter 2018, compared to $12.2 million reported for the fourth quarter 2017. This year-over-year increase was driven by higher license and royalty revenue.

Aquestive’s net loss for the fourth quarter 2018 was $13.9 million, or $0.56 loss per share. The net loss for the fourth quarter 2017 was $10.0 million.

The increase in net loss in the fourth quarter of 2018 compared to same period in 2017 was driven primarily by higher investments in selling, general and administrative expenses from the launch of SYMPAZAN in December, and higher costs from becoming a public company.

Full Year 2018 Financials

As of December 31, 2018, Aquestive’s cash and cash equivalents were $60.6 million, as compared to $17.4 million as of December 31, 2017. In the third quarter of 2018, Aquestive received net proceeds from its IPO of $63.5 million.

Total revenues were $67.4 million in the full year 2018, compared to $66.9 million for the full year 2017. This year-over-year increase came primarily from higher license and royalty revenue, followed by an increase in co-development and research fees, offset in part by lower manufacture and supply revenue.

Aquestive’s net loss for the full year 2018 was $61.4 million, or $2.96 loss per share. The net loss for the full year 2017 was $8.9 million. The increase in net loss in the full year 2018 was driven by investments in the commercial launch of SYMPAZAN, increases in public company costs, and $27.3 million of one-time expenses related to the termination of the Company’s previous performance unit plan in contemplation of the Company’s IPO.

2019 Outlook

Aquestive provided full year 2019 financial outlook as follows. The Company expects:

•	Total revenues of $33 million to $45 million, including Suboxone and Sandoz Authorized Generic manufacturing volume of $23 million to $30 million;

•	Non-GAAP gross margins of 70% to 72% on total revenues;

•	Non-GAAP adjusted EBITDA loss of $40 million to $45 million; and

•	Cash burn of approximately $45 million to $50 million after considering interest, capital spending and working capital effects, but prior to any non-dilutive capital transactions.

Today’s Conference Call and Webcast Reminder

The management team will host an investment community conference call today, March 14, 2019, at 8:00 a.m. ET. Investors and analysts may participate in the conference call by dialing (866) 417-5886 from the U.S. and (409) 217-8235 internationally, followed by the conference ID: 2673065.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at https://investors.aquestive.com/events-and-presentations. The recorded webcast will be available approximately two hours after the completion of the call and will be archived for 30 days.

About Aquestive Therapeutics

Aquestive Therapeutics is a specialty pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. Aquestive is advancing a late-stage proprietary product pipeline to treat CNS conditions and provide alternatives to invasively-administered standard of care therapies. The Company also collaborates with pharmaceutical partners to bring new molecules to market using proprietary, best in class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

Non-GAAP Financial Information

This press release and our webcast earnings call regarding our fourth quarter and full year 2018 financial results contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as adjusted EBITDA, non-GAAP gross margins, non-GAAP costs and expenses, and non-GAAP net income (loss), because such measures exclude as applicable share-based compensation, interest expense, interest income, depreciation, amortization, and income taxes.

Specifically, the Company adjusts net income (loss) for one-time IPO related expenditures, including IPO-related share-based compensation and change in fair value of warrants; for recurring non-cash expenditures, including share compensation expenses – post-IPO, depreciation and amortization; and for interest expense, interest income and income taxes with a result of Adjusted EBITDA. Similarly, manufacturing and supply expense, research and development expense and selling, general and administrative expense were adjusted for the one-time IPO-related share-based compensation and recurring non-cash expenditures of share compensation expenses – post-IPO and depreciation and amortization. Adjusted EBITDA and these non-GAAP expense categories are used as a supplement to the corresponding GAAP measures to provide additional insights regarding the Company’s ongoing operations performance.

These measures supplement the company’s financial results prepared in accordance with GAAP. Aquestive management uses these measures to analyze its financial results, its future manufacturing and supply expenses, gross margins, research and development expense and selling, general and administrative expense and to help make managerial decisions. In management’s opinion, these non-GAAP measures provide added transparency into the operating performance of Aquestive and added insight into the effectiveness of our operating strategies and actions. We may provide one or more revenue measures adjusted for certain discrete items, such as fees collected on certain licensed products, in order to provide investors added insight into our revenue stream and breakdown, along with providing our GAAP revenue. Such measures are intended to supplement, not act as substitutes for, comparable GAAP measures and should not be read as a measure of liquidity for Aquestive. Adjusted EBITDA and the other non-GAAP measures are also likely calculated in a way that is not comparable to similarly titled measures reported by other companies.

Non-GAAP Outlook

In providing outlook for non-GAAP adjusted EBITDA and non-GAAP gross margin we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments which have been applicable in determining adjusted EBITDA are reflected in the table below. In providing outlook for non-GAAP gross margin, we adjust for non-cash share-based compensation and depreciation and amortization. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period such as share-based compensation expense, income tax, amortization, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "could," "estimate," "expects," "intend," "may," "plan," "potential," "project," "will," "would," or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about regulatory approvals and pathways, clinical trial timing and plans, the achievement of clinical and commercial milestones, future financial and operating results, business strategies, market opportunities, financing, and other statements that are not historical facts.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials; the risks of delays in FDA approval of our drug candidates or failure to receive approval; the risks inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); development of our sales and marketing capabilities; issues related to the outsourcing of certain operational and staff functions to third parties; the rate and degree of market acceptance of our products and product candidates; the success of any competing products, including generics; the size and growth of our product markets; the effectiveness and safety of our product candidates; risks associated with intellectual property rights and infringement, including the outcome of any patent infringement litigation relating to the Company’s products; unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory action affecting pharmaceutical product pricing, reimbursement or access; claims and concerns that may arise regarding the safety or efficacy of the Company’s products and product candidates; risks related to legal proceedings, including ongoing patent infringement, investigative and antitrust litigation matters; changes in governmental laws and regulations; the impact of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in the Company’s Annual Report on Form 10-K to be filed with the SEC on March 14, 2019 . Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update our forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise, except as may be required under applicable law.

SYMPAZAN IMPORTANT SAFETY INFORMATION

BOXED WARNING: RISKS FROM CONCOMITANT USE WITH OPIOIDS

Concomitant use of benzodiazepines and opioids may result in profound sedation, respiratory depression, coma, and death.
•	Reserve concomitant prescribing of these drugs for use in patients for whom alternative treatment options are inadequate.
•	Limit dosages and durations to the minimum required.
•	Follow patients for signs and symptoms of respiratory depression and sedation.

CONTRAINDICATIONS
SYMPAZAN is contraindicated in patients with a history of hypersensitivity to the drug or its ingredients. Hypersensitivity reactions have included serious dermatological reactions.

WARNINGS AND PRECAUTIONS
Potentiation of Sedation from Concomitant Use with Central Nervous System (CNS) Depressants
SYMPAZAN has a CNS depressant effect. Caution patients and/or caregivers against simultaneous use with other CNS depressants or alcohol as the effects of other CNS depressants or alcohol may be potentiated.

Somnolence or Sedation
SYMPAZAN causes dose-related somnolence and sedation, which generally begins within the first month of treatment and may diminish with continued treatment. Monitor patients for somnolence and sedation, particularly with concomitant use of other CNS depressants. Caution patients against engaging in hazardous activities requiring mental alertness, i.e., operating dangerous machinery or motor vehicles, until the effect of SYMPAZAN is known.

Withdrawal Symptoms
Abrupt discontinuation of SYMPAZAN should be avoided. The risk of withdrawal symptoms is greater with higher doses. Withdraw SYMPAZAN gradually to minimize the risk of precipitating seizures, seizure exacerbation, or status epilepticus.

Serious Dermatological Reactions
Serious skin reactions, including Stevens-Johnson syndrome (SJS) and toxic epidermal necrolysis (TEN), have been reported with clobazam in both children and adults. Discontinue SYMPAZAN at the first sign of rash, unless the rash is clearly not drug-related.

Physical and Psychological Dependence
Patients with a history of substance abuse should be under careful surveillance when receiving SYMPAZAN.

Suicidal Behavior and Ideation
AEDs, including SYMPAZAN, increase the risk of suicidal thoughts or behavior in patients. Patients treated with SYMPAZAN should be monitored for the emergence or worsening of depression, suicidal thoughts or behavior, and/or any unusual changes in mood or behavior. Inform patients, their caregivers, and families of the increased risk of suicidal thoughts and behaviors. Advise them to be alert for and report immediately to healthcare providers any emergence or worsening signs and symptoms of depression, any unusual changes in mood or behavior, or the emergence of suicidal thoughts, behavior, or thoughts of self-harm.

ADVERSE REACTIONS
Adverse reactions (≥10% and more frequently than placebo) included constipation, somnolence or sedation, pyrexia, lethargy, and drooling.

DRUG INTERACTIONS
The concomitant use of benzodiazepines and opioids increases the risk of respiratory depression. Limit dosage and duration of concomitant use of benzodiazepines and opioids and follow patients closely for respiratory depression and sedation. Concomitant use of SYMPAZAN with other CNS depressants, including alcohol, may increase the risk of sedation and somnolence. Caution patients and/or caregivers against simultaneous use with other CNS depressants or alcohol, as effects of other CNS depressants or alcohol may be potentiated.

Hormonal contraceptives that are metabolized by CYP3A4; effectiveness may be diminished when given with SYMPAZAN. Additional non-hormonal forms of contraception are recommended when using SYMPAZAN. Dose adjustment may be necessary of drugs metabolized by CYP2D6 and of SYMPAZAN when co-administered with strong CYP2C19 inhibitors (e.g., fluconazole, fluvoxamine, ticlopidine).

USE IN SPECIFIC POPULATIONS
Pregnancy and Lactation: SYMPAZAN may cause fetal harm and should only be used during pregnancy if the potential benefit justifies the potential risk to the fetus. Infants born to mothers who have taken benzodiazepines during the later stages of pregnancy can develop dependence, withdrawal syndrome and symptoms suggestive of floppy infant syndrome. SYMPAZAN is excreted in human milk. Because of the potential for serious adverse reactions in nursing infants from SYMPAZAN, discontinue nursing or discontinue the drug. Encourage patients to call the toll-free number 1-888-233-2334 to enroll in the Pregnancy Registry or visit http://www.aedpregnancyregistry.org/.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.
Please click here to see full Prescribing Information, including Boxed Warning.

Media inquiries:
Christopher Hippolyte
christopher.hippolyte@syneoshealth.com
212-364-0458

Investor inquiries:
Stephanie Carrington
stephanie.carrington@icrinc.com
646-277-1282

AQUESTIVE THERAPEUTICS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$16,824	12,194	$67,430	$66,918

Costs and Expenses:
Manufacture and supply	4,787	5,615	20,988	19,820
Research and development	5,683	6,269	23,112	22,133
Selling, general and administrative	18,703	7,566	72,264	25,078
Total costs and expenses	29,173	19,450	116,364	67,031
Loss from operations	(12,349)	(7,256)	(48,934)	(113)

Other income (expenses):
Interest expense	(1,902)	(1,970)	(7,711)	(7,707)
Interest income	314	-	552	-
Change in fair value of warrant	-	(814)	(5,278)	(1,123)
Other expense	(7)	-	(5)	-
Net loss before income taxes	(13,944)	(10,040)	(61,376)	(8,943)
Income taxes	-	-	-	-
Net loss	(13,944)	(10,040)	(61,376)	(8,943)
Dividends on redeemable preferred interests	-	(626)	-	(2,480)
Net income (loss) attributable to common shares/members' interests	$(13,944)	$(10,666)	$(61,376)	$(11,423)

Comprehensive loss	$(13,944)	$(10,666)	$(61,376)	$(11,423)

Net loss per share - basic and diluted	$(0.56)		$(2.96)

Weighted-average number of common shares outstanding - basic and diluted	24,942,185		20,725,526

AQUESTIVE THERAPEUTICS, INC.
Consolidated Balance Sheets
(In thousands, except per share/unit amounts)

	December 31,	December 31,
	2018	2017
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$60,599	$17,379
Accounts receivable, net	6,481	6,179
Inventories	5,441	4,014
Prepaid expenses and other current assets	1,680	591

Total current assets	74,201	28,163

Property and equipment, net	12,207	13,460
Intangible assets, net	204	254
Other assets	239	1,239

Total assets	$86,851	$43,116

Liabilities and shareholders'equity/members’ (deficit)
Current liabilities:
Accounts payable	$20,436	$9,601
Accrued expenses	7,195	4,402
Deferred revenue	721	1,347
Loans payable, current	4,600	-

Total current liabilities	32,952	15,350

Loans payable, net	42,603	45,507
Warrant liability	-	7,673
Asset retirement obligations	1,216	1,081

Total liabilities	76,771	69,611

Redeemable preferred A-3 interests and accrued dividends	-	5,896

Redeemable preferred A-2 interests and accrued dividends	-	36,205

Shareholders'/members’ equity/(deficit):
Preferred A interests, no par value. Authorized 100,000,000 units;16,886,750 units issued and outstanding December 31, 2017	-	16,887
Preferred A-1 interests, no par value. Authorized 100,000,000 units; 21,526,850 units issued and outstanding at December 31, 2017	-	21,883
Common interests, no par value. Authorized 500,000,000 units;121,228,353 units issued and outstanding at December 31, 2017	-	12,727
Common stock, $.001 par value. Authorized 250,000,000 shares;24,957,309 shares issued and outstanding at December 31, 2018	25	-
Additional paid-in capital	71,431	-
Accumulated deficit	(61,376)	(120,093)

Total shareholders' equity/members’ (deficit)	10,080	(68,596)

Total liabilities and shareholders' equity/members’ deficit	$86,851	$43,116

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Expenses to Adjusted Expenses
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Total Costs and Expenses	$29,173	$19,450	$116,364	$67,031
Non-GAAP adjustments:
One-time IPO Related Share-based Compensation	-	-	(27,298)	-
Share-based Compensation Expense - Post IPO	(1,399)	-	(2,642)	-
Depreciation and Amortization	(760)	(966)	(3,236)	(3,801)
Adjusted Costs and Expenses	$27,014	$18,484	$83,188	$63,230

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Manufacture & Supply Expense to Adjusted Manufacture and Supply Expense
(In Thousands, Except Percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Manufacture and Supply Expense	$4,787	$5,615	$20,988	$19,820
Gross Margin on total revenue	72%	54%	69%	70%
Non-GAAP adjustments:
One-time IPO Related Share-based Compensation	-	-	(345)	-
Share-based Compensation Expense - Post IPO	(37)	-	(69)	-
Depreciation and Amortization	(615)	(784)	(2,620)	(3,085)
Adjusted Manufacture and Supply Expense	$4,135	$4,831	$17,954	$16,735
Non-GAAP Gross Margin on total revenue	75%	60%	73%	75%

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Research and Development Expense to Adjusted Research and Development Expense
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Research and Development Expense	$5,683	$6,269	$23,112	$22,133
Non-GAAP adjustments:
One-time IPO Related Share-based Compensation	-	-	(2,186)	-
Share-based Compensation Expense - Post IPO	(205)	-	(397)	-
Depreciation and Amortization	(62)	(79)	(266)	(311)
Adjusted Research and Development Expense	$5,416	$6,190	$20,263	$21,822

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - GAAP Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Selling, General and Administrative Expenses	$18,703	$7,566	$72,264	$25,078
Non-GAAP adjustments:
One-time IPO Related Share-based Compensation	-	-	(24,767)	-
Share-based Compensation Expense - Post IPO	(1,157)	-	(2,176)	-
Depreciation and Amortization	(83)	(103)	(350)	(405)
Adjusted Selling, General and Administrative Expenses	$17,463	$7,463	$44,971	$24,673

AQUESTIVE THERAPEUTICS, INC.
Reconciliation of Non-GAAP Adjustments - Net Loss to Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(13,944)	$(10,040)	$(61,376)	$(8,943)
One-time IPO Related Share-based Compensation	-	-	27,298	-
Share-based Compensation Expense - Post IPO	1,399	-	2,642	-
Interest Expense, net	1,588	1,970	7,159	7,707
Income Taxes	-	-	-	-
Depreciation and Amortization	760	966	3,236	3,801
Change in Fair Value of Warrant	-	814	5,278	1,123
Adjusted EBITDA	$(10,197)	$(6,290)	$(15,763)	$3,688